EXHIBIT 99.1


                            ARTRA GROUP INCORPORATED

                    Proxy For Annual Meeting of Shareholders
                                 August __, 1999
          This Proxy Is Solicited on Behalf of the Board of Directors.

         The undersigned hereby constitutes and appoints James D. Doering and Lawrence Levin, and each of them, proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock and Series A Preferred Stock of Artra Group Incorporated which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Artra Group Incorporated to be held at Sheraton North Shore Hotel, 933 Skokie Blvd, Northbrook, Illinois, 60062 on August __, 1999, at 10:00 A.M., local time, and at any adjournments, postponements or continuations of the meeting, as follows:

1. Proposal to Approve and Adopt the Agreement and Plan of Merger dated as of February 23, 1999 among Artra Group Incorporated, NA Acquisition Corp. (now known as Entrade Inc.), WorldWide Web NetworX Corporation and WWWX Merger Subsidiary, Inc., as amended, and the merger. The Board of Directors recommends a vote FOR this proposal.

         [  ]     FOR         [  ]     AGAINST         [  ]     ABSTAIN

2. Election of Directors. The Board of Directors recommends a vote FOR all nominees.

         [  ]     FOR all the nominees      [  ]  WITHHOLD AUTHORITY to vote for
                  listed below                    the nominees listed below

         Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

         John Harvey, Peter R. Harvey, Mark F. Santacrose, Gerard M. Kenny, Edward A. Celano, Howard R. Conant, Maynard K. Louis, Robert L. Johnson and John K. Tull

3. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for 1999. The Board of Directors recommends a vote FOR this proposal.

         [  ]     FOR         [  ]     AGAINST         [  ]     ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment, postponement or continuation of the meeting.



                         (Continued on the reverse side)

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         This proxy will be voted as  specified.  If a choice is not  specified, the proxy will be voted FOR Proposal 1, FOR the election of directors in Proposal 2 and FOR Proposal 3.

                                     Dated                     , 1999
                                           --------------------


                                     ______________________________________
                                     Signature(s) of Stockholder(s)

                                     ______________________________________
                                     Print Name(s)

                                     (If signing as attorney, executor, trustee or guardian, please give your fill title as such. If shares are held jointly, each holder should sign.)


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                          VOTE BY TELEPHONE OR INTERNET
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     YOUR VOTE IS IMPORTANT! -- YOU CAN VOTE BY PROXY IN ONE OF THREE WAYS:

1.  TO APPOINT PROXIES AS DESCRIBED ON THE PROXY CARD AND VOTE BY PHONE:

         Call toll-free [1-800-840-1208] on a touch tone telephone 24 hours a day 7 days a week There is NO CHARGE to you for this call. -- Have your proxy card in hand.

         You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form


OPTION 1: To vote as the Board of Directors recommends on ALL proposals, press 1
          When asked, please confirm by pressing 1.

OPTION 2: If you choose to vote on each proposal separately, press 0. You will hear these instructions:

         Proposal 1 - To vote FOR, press 1; AGAINST, press 9, ABSTAIN, press 0 Proposal 2 - To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9
         To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and then the two digit code appearing next to the name of the nominee for which you want to withheld your vote.
         Proposal 3 - To vote FOR, press 1; AGAINST, press 9, ABSTAIN, press 0
                          When asked, please confirm by pressing 1.

                  Casting your vote by phone will constitute appointing the proxies on the terms set forth on the reverse side of this card, as though this card were executed and returned by mail or submitted via the internet.
                                       or
2.   TO APPOINT PROXIES AS DESCRIBED ON THE PROXY CARD AND VOTE BY INTERNET:

     1. Go the following Website Address: http://www.eproxy.com/[fill in web address]/.
     2. Enter the Control Number which is located in the box in the lower right hand corner of the proxy card.
     3.  Mark your selections.
     4.  Click on "Submit Proxy."
                                       or
3. TO VOTE BY PROXY CARD: Mark, sign date your proxy card and return promptly in the enclosed envelope or by mailing it to ChaseMellonShareholder Services, Attn: Proxy Department, 600 Willow Tree Road, Leonia, NJ 07605.

     NOTE: If you vote by internet or telephone, THERE IS NO NEED TO MAIL BACK your Proxy Card.
                             THANK YOU FOR VOTING.